Press
Information

Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contacts: Kim Myers
Arbitron Inc.
410-312-8500
kim.myers@arbitron.com

FOR IMMEDIATE RELEASE

ARBITRON INC. REPORTS 2013 SECOND QUARTER FINANCIAL RESULTS

Revenue increased 2.9 percent to $107.4 million;
GAAP earnings per share (diluted) for the quarter were $0.26;
Excluding costs related to pending merger with Nielsen, second quarter EPS would have been $0.43, an increase of 16.2 percent over the second quarter of 2012

Columbia MD, August 1, 2013 – Arbitron Inc. (NYSE: ARB) today announced results for the second quarter ended June 30, 2013.

Computed in accordance with U.S. generally accepted accounting principles (GAAP), net income for the second quarter was $7.1 million or $0.26 per share (diluted), compared with $10.0 million, or $0.37 per share (diluted), for the second quarter of 2012.

Costs and expenses in the second quarter 2013 included $6.1 million of consulting, legal, and other expenses related to the pending acquisition of Arbitron by Nielsen Holdings N.V. (“Nielsen”)—which impacted net income by $0.17 per share (diluted).

Excluding the expenses directly related to the pending acquisition, earnings per share (diluted) for the second quarter 2013 would have been $0.43 per share (diluted), an increase of 16.2 percent over second quarter 2012 earnings per share (diluted) of $0.37.

Additional Financial Highlights
For the second quarter of 2013, the Company reported revenue of $107.4 million, an increase of $3.0 million or 2.9 percent compared to revenue of $104.4 million during the second quarter of 2012.

Costs and expenses for the second quarter 2013 were $100.0 million, an increase of $6.2 million compared to $93.8 million in the second quarter 2012.

EBIT (earnings before interest and income tax expense) for the second quarter 2013 was $12.9 million compared with EBIT of $16.0 million for the second quarter of 2012, yielding an EBIT margin of 12.0 percent as compared to 15.3 percent in the second quarter of 2012.

Excluding the $6.1 million in costs for the pending Nielsen transaction incurred during the quarter, EBIT in the second quarter 2013 would have been $19.0 million, an increase of 19.0 percent compared to the second quarter 2012, yielding an EBIT margin of 17.7 percent as compared to 15.3 percent in the second quarter of 2012.

The net pre-tax investment in our cross platform initiatives and in Arbitron Mobile during the second quarter of 2013 was $3.3 million, compared to $3.6 million in the second quarter last year.

EBITDA (earnings before interest, income taxes, depreciation and amortization) was $19.7 million in the second quarter of 2013 compared with EBITDA of $23.6 million in the second quarter of 2012, with a resultant EBITDA margin of 18.3 percent versus 22.6 percent in the second quarter of 2012.

Excluding the costs for the pending Nielsen transaction, EBITDA in the second quarter 2013 would have been $25.8 million, an increase of $2.2 million or 9.2 percent compared to the second quarter 2012, with a resultant EBITDA margin of 24.0 percent versus 22.6 percent in the second quarter of 2012.

Six Month 2013 Financial Highlights
For the six months ended June 30, 2013, net income, when computed in accordance with U.S. generally accepted accounting principles (GAAP), was $23.3 million or $0.85 per share (diluted), compared with $27.8 million, or $1.02 per share (diluted), for the second quarter of 2012.

Excluding expenses directly related to the pending acquisition, earnings per share (diluted) for the first six months of 2013 would have been $1.14 per share (diluted), an increase of $0.12 per share (diluted) or 11.8 percent compared to the first six months of 2012.

Revenue for the first six months of 2013 was $219.2 million, an increase of $8.4 million or 4.0 percent compared to revenue of $210.8 million for the same period in 2012.

Costs and expenses for the six months ended June 30, 2013 was $181.4 million, an increase of $12.4 million or 7.4 percent compared to $169.0 million in 2012. These six-month 2013 expenses included $9.4 million in costs related to the pending Nielsen transaction.

EBITDA for the first six months of 2013 was $54.4 million compared to $60.2 million for the same period in 2012.

Excluding the costs for the pending Nielsen transaction, EBITDA in the first six months of 2013 would have been $63.7 million, an increase of 5.8 percent compared to the first six months of 2012.

Management Comment on Second Quarter 2013 Results
Said Sean R. Creamer, President and Chief Executive Officer:

“I am pleased with the financial performance and operating results of the business for the second quarter and year-to-date.

“In the second quarter, we maintained focus on our long term priorities: investing in and growing our core radio services, evaluating and implementing quality initiatives to enhance the value and utility of our offerings, and exploring emerging opportunities with an emphasis on those that allow us to highlight the power and advantages of radio.

“As the media and advertising marketplaces continue to evolve and new technologies permit consumers to consume content virtually anytime and anywhere, it is important we keep pace with these changes to ensure radio gets full credit for its audience – regardless of the delivery platform. Radio is growing and vibrant — and we are committed to helping the radio industry tell and validate its complete and compelling story.”

Presentation of Non-GAAP Information
The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to either net income as an indicator of Arbitron’s operating performance, or cash flow, as a measure of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

About Arbitron
Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving the media—radio, television, cable, and out-of-home; the mobile industry; as well as advertising agencies and advertisers around the world. Arbitron’s businesses include: measuring network and local market radio audiences across the United States; surveying the retail, media, and product patterns of U.S. consumers; providing mobile audience measurement and analytics in the United States, Europe, Asia, and Australia; and developing application software used for analyzing media audience and marketing information data.

The Company has developed the Portable People Meter™ (PPM®) and the PPM 360™, new technologies for media and marketing research.

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Portable People MeterTM, PPM® and PPM 360TM are marks of Arbitron Inc.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Arbitron Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully operate our business without disruption due to the pending merger transaction with Nielsen Holdings N.V. (“Nielsen”);

•	obtain required regulatory approval and satisfy other conditions to closing of the merger with Nielsen and successfully complete the merger;

•	manage unexpected costs, liabilities, or delays in completing the merger with Nielsen;

•	successfully obtain and/or maintain Media Rating Council, Inc. (“MRC”) accreditation for our audience ratings services;

•	renew contracts with key customers;

•	collect, manage, and process the consumer information we utilize in our media marketing and information services in compliance with applicable data protection and privacy statutes, regulations, and other requirements;

•	successfully execute and maintain our cross platform and mobile measurement initiatives;

•	support our current and future services by designing, recruiting, and maintaining research samples that appropriately balance quality, size, and operational cost;

•	successfully develop, implement, and fund initiatives designed to enhance sample quality;

•	successfully manage costs associated with cell phone household recruitment, targeted in-person recruitment, and address-based sampling;

•	successfully maintain and promote industry usage of our media and marketing information services, a critical mass of broadcaster encoding, and the proper understanding of our services and methodologies in light of governmental actions, including investigation, regulation, legislation or litigation, customer or industry group activism, or adverse community or public relations efforts;

•	successfully manage the impact on our business of the current economic environment generally, and in the advertising market, including, without limitation, the insolvency of any of our customers or the impact of economic environment on our customers’ ability to fulfill their payment obligations to us;

•	successfully integrate acquired operations, including differing levels of management and internal control effectiveness at the acquired entity;

•	effectively respond to rapidly changing technologies by creating proprietary systems to support our research initiatives and by developing new services that meet marketplace demands in a timely manner;

•	successfully execute our business strategies, including evaluating, and where appropriate, entering into potential acquisition, joint-venture or other material third-party agreements;

•	successfully develop and implement technology solutions to identify and report consumer use of new and existing forms of media content and delivery, and advertising in an increasingly competitive environment; and

•	compete with companies that may have financial, marketing, sales, technical or other advantages over us.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2012, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(Tables to follow)

Arbitron Inc.
Consolidated Statements of Income
Three Months Ended June 30, 2013 and 2012
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,			%
	2013	2012	Change	Change
Revenue	$107,410	$104,407	$3,003	2.9%
Costs and expenses
Cost of revenue	65,323	63,205	2,118	3.4%
Selling, general and administrative	24,547	20,701	3,846	18.6%
Research and development	10,117	9,896	221	2.2%
Total costs and expenses	99,987	93,802	6,185	6.6%
Operating income	7,423	10,605	(3,182)	(30.0%)
Equity in net income of affiliate	5,495	5,391	104	1.9%
Earnings before interest and income taxes (1)	12,918	15,996	(3,078)	(19.2%)
Interest income	20	11	9	81.8%
Interest expense	131	132	(1)	(0.8%)
Earnings before income taxes	12,807	15,875	(3,068)	(19.3%)
Income tax expense	5,754	5,912	(158)	(2.7%)
Net income	7,053	9,963	(2,910)	(29.2%)
Income per weighted-average common share
Basic	$0.26	$0.38	$(0.12)	(31.6%)
Diluted	$0.26	$0.37	$(0.11)	(29.7%)
Weighted-average shares used in calculations
Basic	26,878	26,318	560	2.1%
Diluted	27,445	26,804	641	2.4%
Dividends per common share	$0.10	$0.10	—	—
Other data:
EBITDA (1)	$19,665	$23,610	$(3,945)	(16.7%)
Non-cash share-based compensation	$1,654	$2,209	$(555)	(25.1%)

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
Consolidated Statements of Income
Six Months Ended June 30, 2013 and 2012
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,			%
	2013	2012	Change	Change
Revenue	$219,194	$210,801	$8,393	4.0%
Costs and expenses
Cost of revenue	114,924	110,653	4,271	3.9%
Selling, general and administrative	47,045	38,704	8,341	21.6%
Research and development	19,431	19,614	(183)	(0.9%)
Total costs and expenses	181,400	168,971	12,429	7.4%
Operating income	37,794	41,830	(4,036)	(9.6%)
Equity in net income of affiliate	3,108	3,035	73	2.4%
Earnings before interest and income taxes (1)	40,902	44,865	(3,963)	(8.8%)
Interest income	42	31	11	35.5%
Interest expense	296	261	35	13.4%
Earnings before income taxes	40,648	44,635	(3,987)	(8.9%)
Income tax expense	17,305	16,865	440	2.6%
Net income	23,343	27,770	(4,427)	(15.9%)
Income per weighted-average common share
Basic	$0.87	$1.04	$(0.17)	(16.3%)
Diluted	$0.85	$1.02	$(0.17)	(16.7%)
Weighted-average shares used in calculations
Basic	26,786	26,782	4	0.0%
Diluted	27,366	27,273	93	0.3%
Dividends per common share	$0.20	$0.20	—	—
Other data:
EBITDA (1)	$54,368	$60,222	$(5,854)	(9.7%)
Non-cash share-based compensation	$3,903	$4,377	$(474)	(10.8%)

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
EBIT and EBITDA Non-GAAP Reconciliation
Three Months and Six Months Ended June 30, 2013 and 2012
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income	$7,053	$9,963	$23,343	$27,770
Income tax expense	5,754	5,912	17,305	16,865
Net interest expense	111	121	254	230
EBIT (2)	$12,918	$15,996	$40,902	$44,865
Depreciation and amortization	6,747	7,614	13,466	15,357
EBITDA (2)	$19,665	$23,610	$54,368	$60,222
EBIT Margin (2)	12.0%	15.3%	18.7%	21.3%
EBITDA Margin (2)	18.3%	22.6%	24.8%	28.6%

(2) Arbitron’s management believes that presenting EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization), both non-GAAP financial measures, as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating Arbitron’s operating performance in some of the same manners that management does because EBIT and EBITDA exclude certain items that are not directly related to Arbitron’s core operating performance. Arbitron’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals.

EBIT is calculated by adding back net interest expense and income tax expense to net income. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to net income.

EBIT and EBITDA should not be considered substitutes either for net income as indicators of Arbitron’s operating performance, or for cash flow as measures of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

Arbitron Inc.
Condensed Consolidated Balance Sheets
June 30, 2013 and December 31, 2012
(In thousands)

	June 30,	December 31,
	2013	2012
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$95,065	$66,469
Trade receivables	61,919	59,185
Property and equipment, net	58,028	61,669
Goodwill, net	45,461	45,540
Other assets	39,616	36,229
Total assets	$300,089	$269,092
Liabilities and Stockholders’ Equity:
Deferred revenue	$50,996	$38,497
Other liabilities	68,193	77,186
Stockholders’ equity	180,900	153,409
Total liabilities and stockholders’ equity	$300,089	$269,092

Note: The December 31, 2012 Condensed Consolidated Balance Sheet is derived from the audited Balance Sheet included in the Company’s Form 10-K for the fiscal year ended December 31, 2012.